                                                                    EXHIBIT 99.1

GRACE NEWS                                              CORPORATE COMMUNICATIONS

                                                        W. R. Grace & Co.
                                                        7500 Grace Drive
                                                        Columbia, MD 21044

CONTACT:          Media Relations:                  Investor Relations:
                  Greg Euston                       Bridget Sarikas
                  (212) 468-3734                    (410) 531-4194
                  greg.euston@mslpr.com             investor.relations@grace.com

                 GRACE REPORTS SECOND QUARTER FINANCIAL RESULTS

COLUMBIA, Maryland, July 19, 2005 -- W. R. Grace & Co. (NYSE: GRA) today reported an increase in 2005 second quarter sales of 18.2%, with sales totaling
$676.5 million compared with $572.4 million in the prior year quarter. The increase in sales was attributable to higher unit volumes in all key geographic regions, improved product mix, selling price increases to partially offset cost inflation, acquisitions and favorable currency translation. Grace reported second quarter net income of $32.7 million, or $0.49 per diluted share, compared with net income of $21.3 million, or $0.32 per diluted share, in the second quarter of 2004. Net income for the second quarter of 2005 includes income from two Bankruptcy Court approved insurance settlements, offset by higher interest expense to conform to rates in Grace's proposed Chapter 11 plan of reorganization and higher legal costs related to Chapter 11 and other litigation proceedings. Pre-tax income from core operations in the second quarter of 2005 was $56.6 million compared with $49.3 million in the second quarter of 2004, a
14.8% increase. The pre-tax results from core operations reflect added profit from higher sales and from productivity improvements, which together more than offset increases in raw materials, energy and certain operating expenses.

"Our company continued to deliver strong sales and earnings growth in the second quarter," said Grace's President and Chief Executive Officer Fred Festa. "Higher
sales more than offset double-digit increases in the cost of raw materials and energy. We expect raw material costs to continue at high rates over the rest of the year and the favorable effects of currency and acquisitions to moderate. In response, we will continue our ongoing efforts to grow our revenue base and to lower our cost structure by integrating our operations and improving the effectiveness of our business processes."

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For the first six months of 2005, Grace reported sales of $1,279.7 million, a
17.3% increase over 2004. The year-to-date increase was largely attributable to the same favorable factors that affected second quarter sales. Net income through June 2005 was $35.8 million, or $0.53 per diluted share, compared with net income of $37.1 million, or

$0.56 per diluted share, for the six months ended June 2004. Net income was down slightly period-over-period, as higher 2005 pre-tax income from core operations was more than offset by higher interest expense and legal costs. Core operating income was $96.3 million for the first six months of 2005 compared with $87.8 million in the prior year period, a 9.7% increase. The increase was principally attributable to strong sales volume growth (including acquisitions and a better product mix), higher selling prices to partially offset the impact of cost inflation, and favorable foreign currency translation.

CORE OPERATIONS
---------------

DAVISON CHEMICALS

Second quarter sales for the Davison Chemicals segment were $358.9 million, up
20.5% from the prior year quarter, mainly reflecting strong global demand for transportation fuels, higher selling prices to partially offset increases in raw materials and energy costs, and acquisitions. Excluding the effects of favorable currency translation, sales were up 18.1%. Sales of refining technologies products, which include fluid cracking catalysts, hydroprocessing catalysts and performance additives used in petroleum refining, were $213.3 million in the second quarter, up 26.6% compared with the prior year quarter. The increase resulted from volume gains in response to high worldwide demand for catalysts that enhance refinery through-put, upgrade crude oil feedstocks and help produce cleaner fuels, and added revenue from the contractual pass-through of commodity metals costs. Sales of specialty materials products, which include silica-based engineered materials, specialty catalysts, and products used for drug discovery and purification, were $145.6 million, up 12.6% compared with the second quarter of 2004. The increase was primarily attributable to sales from the acquisition of Alltech International Holdings, Inc. completed in August 2004, increases in selling prices and a better product sales mix to address raw material inflation, and favorable currency translation; offset by lower sales of engineered materials in Europe as a result of lower economic activity in parts of that region.

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Operating income of the Davison Chemicals segment for the second quarter of 2005 was $43.1 million compared with $37.5 million in the 2004 second quarter, a
14.9% increase. Operating margin was 12.0%, about 0.6 percentage points lower than the prior year quarter. The increase in operating income was attributable to higher sales volume and a more profitable sales mix in refining technologies products, selling price increases to partially offset higher raw materials and energy costs, accretive acquisition results, and favorable foreign currency translation and commodity contracts; offset by costs to further integrate business functions and processes.

Sales of the Davison Chemicals segment for the first six months of 2005 were
$693.6 million, up 22.0% from 2004 (19.6% after accounting for favorable currency translation). Year-to-date operating income was $80.8 million, compared with $69.5 million for the prior year, a 16.3% increase, with operating margins at 11.6% compared with 12.2% last year. Year-to-date operating results reflect similar economic conditions and cost factors as those experienced in the second quarter.

PERFORMANCE CHEMICALS

Second quarter sales for the Performance Chemicals segment were $317.6 million, up 15.7% from the prior year quarter primarily a result of strong growth in unit volumes worldwide and increases in selling prices to offset higher raw material costs. Favorable currency translation accounted for 2.5 percentage points of the increase. Sales of specialty construction chemicals, which include concrete admixtures, cement additives and masonry products, were $159.4 million, up 18.1%
versus the year-ago quarter. Sales were up in all regions, mainly reflecting geographic expansion and other growth initiatives, and stronger construction activity, particularly in North America. Sales of specialty building materials, which include waterproofing and fire protection products, were $79.2 million, up
14.6% compared with the second quarter of 2004. The second quarter reflects strong sales of roofing underlayments, particularly in North America, added sales of waterproofing materials from the acquisition of the TRI-FLEX 30(R)
synthetic roofing underlayment product line in December 2004, and higher sales of specialty below-grade waterproofing worldwide; partially offset by lower sales of fire protection products compared with a strong second quarter of 2004.
Sales of specialty sealants and coatings, used in rigid food packaging, were
$79.0 million, up 12.1% compared with the second quarter of 2004. Sales were up in all regions due to higher volumes and selling price

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                                      -4-

increases implemented to offset higher raw material costs, with sales of
Daraform(R) closure sealants and can coatings accounting for most of the growth.

Operating income for the Performance Chemicals segment was $45.7 million in the second quarter of 2005 compared with $38.9 million for 2004, a 17.5% increase.
Operating margin of 14.4% was 0.2 percentage points higher than the second quarter of last year. Higher operating income and margins were primarily a result of added volume and selling price increases to partially offset higher raw material costs.

Sales of the Performance Chemicals segment for the six months ended June 2005 were $586.1 million, up 12.2% from 2004 (9.8% excluding currency translation effects). Year-to-date operating income was $73.0 million compared with $66.5 million for the prior year, a 9.8% increase, reflecting strong sales volumes in all geographic regions, higher selling prices implemented to offset inflation in raw material costs, and positive results from productivity and cost containment initiatives. Operating margin was 12.5% compared with 12.7% for the first six months of last year.

CORPORATE COSTS

Second quarter corporate costs related to core operations were $32.2 million compared with $27.1 million in the prior year quarter, and $57.5 million year-to-date compared with $48.2 million last year. The second quarter and year-to-date increases were attributable primarily to higher pension expense that reflects updated assumptions for expected life-spans, the longevity of
Grace's active work force, and amortization of deferred costs related to capital market returns in recent years.

OTHER MATTERS
-------------

The second quarter financial results include approximately $20 million of income and cash proceeds from the settlement of two disputes with insurance carrier groups with respect to coverage for past environmental remediation and asbestos-related costs. Such settlements, which were approved by the Bankruptcy
Court, are reflected in "Other (income) expense" and in "Pre-tax income (loss)
from non-core activities".

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                                       -5-

As previously disclosed, Grace and current and former employees are defendants in a criminal proceeding related to former vermiculite mining operations in
Montana, and Grace and two employees are defendants in a civil suit which was filed in the second quarter of 2005 related to the clean-up of a former vermiculite processing site in New Jersey. Grace's second quarter and year-to-date financial statements include $3.2 million and $9.2 million, respectively, of legal costs (included as part of "Selling, general and administrative expenses" and "Pre-tax income (loss) from noncore activities")
for the defense of the Company and the named individuals with respect to these lawsuits. At this time, Grace cannot predict the outcome of these lawsuits or the extent of any financial impact. Defense costs are being expensed as incurred.

Also as previously disclosed, Grace's amended proposed plan of reorganization provides for interest on general unsecured claims (not payable until a plan is confirmed) at rates that generally range from 4.19% to 6.09%. Such rates were applied to Grace's estimate of eligible claims for the six months ended June 30,
2005, increasing year-to-date interest expense by approximately $20 million.

CASH FLOW AND LIQUIDITY

Grace's net cash flow from operating activities was a negative ($78.8) million for the first six months of 2005, compared with a positive cash flow of $85.8 million for the comparable period of 2004. The year-to-date 2005 cash flow included a payment of $90.0 million to resolve U.S. federal tax return audits for the 1993-1996 tax periods, a payment of $21.4 million to resolve an environmental contingency at a formerly owned site, and a payment of $10.5 million to roll-forward dollar-to-euro currency contracts. Year-to-date 2005 pre-tax income from core operations before depreciation and amortization was
$153.7 million, 8.8% higher than 2004, a result of the higher income from core operations described above. Cash used for investing activities was $16.0 million for the first six months of 2005, reflecting capital replacements and acquisition investments, partially offset by proceeds from the termination of life insurance policies.

At June 30, 2005, Grace had available liquidity in the form of cash ($404.0 million), net cash value of life insurance ($81.3 million) and unused credit under its debtor-in-possession facility ($212.5 million). Grace believes that these sources and amounts of liquidity are sufficient to support its business operations, strategic initiatives and Chapter 11 proceedings for the foreseeable future.

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                                       -6-

CHAPTER 11 PROCEEDINGS
----------------------

On April 2, 2001, Grace and 61 of its United States subsidiaries and affiliates, including its primary U.S. operating subsidiary W. R. Grace & Co.-Conn., filed voluntary petitions for reorganization under Chapter 11 of the United States
Bankruptcy Code in the United States Bankruptcy Court for the District of
Delaware (the "Filing"). Grace's non-U.S. subsidiaries and certain of its U.S.
subsidiaries were not part of the Filing. Since the Filing, all motions necessary to conduct normal business activities have been approved by the
Bankruptcy Court.

On November 13, 2004, Grace filed a plan of reorganization, as well as several associated documents, including a disclosure statement, with the Bankruptcy
Court. On January 13, 2005, Grace filed an amended plan of reorganization (the
"Plan") and related documents to address certain objections of creditors and other interested parties. The amended Plan is supported by committees representing general unsecured creditors and equity holders, but is not supported by committees representing asbestos personal injury claimants and asbestos property damage claimants. The Bankruptcy Court proceedings are currently focused on the estimation of Grace's asbestos-related liabilities, a process that Grace expects to extend into 2006.

Most of Grace's noncore liabilities and contingencies (including asbestos-related litigation, environmental claims, tax matters and other obligations) are subject to compromise under the Chapter 11 process. The Chapter
11 proceedings, including related litigation and the claims valuation process, could result in allowable claims that differ materially from recorded amounts.
Grace will adjust its estimates of allowable claims as facts come to light during the Chapter 11 process that justify a change, and as Chapter 11 proceedings establish court-accepted measures of Grace's noncore liabilities.
See Grace's recent Securities and Exchange Commission filings for discussion of noncore liabilities and contingencies.

                                    * * * * *

Grace is a leading global supplier of catalysts and other products and services to petroleum refiners; catalysts for the manufacture of plastics; silica-based engineered and specialty materials for a wide-range of industrial applications;
specialty chemicals, additives and materials for commercial and residential construction; and, sealants and

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                                       -7-
coatings for food packaging. With annual sales of more than $2.3 billion, Grace has over 6,500 employees and operations in nearly 40 countries. For more information, visit Grace's web site at www.grace.com.

                                    * * * * *

This announcement contains forward-looking statements that involve risks and uncertainties, as well as statements that are preceded by, followed by or include the words "believes," "plans," "intends," "targets," "will," "expects,"
"anticipates," or similar expressions. For such statements, Grace claims the protection of the safe harbor for forward-looking statements contained in the
Private Securities Litigation Reform Act of 1995. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. Factors that could cause actual results to differ from those contained in the forward-looking statements include those factors set forth in Grace's most recent Annual Report on Form
10-K, quarterly reports on Form 10-Q and other reports, which have been filed with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. Grace undertakes no obligation to publicly release any revisions to the forward-looking statements contained in this release, or to update them to reflect events or circumstances occurring after the date of this release.

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                                      8-
GRACE NEWS



====================================================================================================================
W. R. GRACE & CO. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS                         THREE MONTHS ENDED              SIX MONTHS ENDED
(UNAUDITED)                                                       JUNE 30,                       JUNE 30,
====================================================================================================================
Amounts in millions, except per share amounts                  2005           2004           2005        2004
--------------------------------------------------------------------------------------------------------------------

 Net sales..............................................       $676.5         $572.4      $1,279.7     $1,090.9
                                                          ----------------------------------------------------------
Cost of goods sold, exclusive of depreciation
     and amortization shown separately below............        439.7          357.2         832.4        688.4
Selling, general and administrative expenses,
     exclusive of net pension expense and
     depreciation shown separately below................        119.4          111.4         238.7        212.9
Depreciation and amortization...........................         28.6           26.3          57.4         53.5
Research and development expenses.......................         15.1           13.0          30.2         25.7
Net pension expense.....................................         19.5           16.1          37.1         29.6
Interest expense and related financing costs............         13.3            3.9          27.9          7.8
Other (income) expense..................................        (23.9)           4.6         (30.0)         1.4
                                                          ----------------------------------------------------------
                                                                611.7          532.5       1,193.7      1,019.3
                                                          ----------------------------------------------------------
Income (loss) before Chapter 11 expenses,
     income taxes and minority interest.................         64.8           39.9          86.0         71.6
Chapter 11 expenses, net................................         (4.6)          (3.0)        (10.6)        (7.5)
Benefit from (provision for) income taxes...............        (20.0)         (13.0)        (28.6)       (23.9)
Minority interest in consolidated entities..............         (7.5)          (2.6)        (11.0)        (3.1)
                                                          ----------------------------------------------------------

     NET INCOME (LOSS)..................................        $32.7          $21.3         $35.8        $37.1
====================================================================================================================

BASIC EARNINGS (LOSS) PER COMMON SHARE..................        $0.49          $0.32         $0.54        $0.57
Average number of basic shares..........................         66.9           65.6          66.8         65.6

DILUTED EARNINGS (LOSS) PER COMMON SHARE................        $0.49          $0.32         $0.53        $0.56
Average number of diluted shares........................         67.2           65.8          67.3         65.8
====================================================================================================================


Note: The amounts in these financial statements are unaudited and are subject to change prior to the filing of Grace's Quarterly Report on Form 10-Q. Any changes will be reflected in the Form 10-Q and promptly disclosed publicly, if material.

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

===========================================================================================================================
W. R. GRACE & CO. AND SUBSIDIARIES
CONTINUING OPERATIONS SEGMENT BASIS                          THREE MONTHS ENDED              SIX MONTHS ENDED
(UNAUDITED)                                                       JUNE 30,                       JUNE 30,
===========================================================================================================================

Amounts in millions                                 2005          2004     % Change      2005        2004      % CHANGE
---------------------------------------------------------------------------------------------------------------------------
NET SALES:
   DAVISON CHEMICALS
     Refining Technologies......................     $213.3       $168.5      26.6%      $407.7     $313.6       30.0%
     Specialty Materials........................      145.6        129.3      12.6%       285.9      255.1       12.1%
---------------------------------------------------------------------------------------------------------------------------
  TOTAL DAVISON CHEMICALS                             358.9        297.8      20.5%       693.6      568.7       22.0%
---------------------------------------------------------------------------------------------------------------------------

   PERFORMANCE CHEMICALS
     Construction chemicals.....................      159.4        135.0      18.1%       287.0      249.4       15.1%
     Building materials.........................       79.2         69.1      14.6%       148.2      130.9       13.2%
     Sealants & coatings........................       79.0         70.5      12.1%       150.9      141.9        6.3%
---------------------------------------------------------------------------------------------------------------------------
  TOTAL PERFORMANCE CHEMICALS                         317.6        274.6      15.7%       586.1      522.2       12.2%
---------------------------------------------------------------------------------------------------------------------------
TOTAL GRACE SALES                                    $676.5       $572.4      18.2%    $1,279.7   $1,090.9       17.3%
===========================================================================================================================

PRE-TAX OPERATING INCOME:
  Davison Chemicals.............................      $43.1        $37.5      14.9%       $80.8      $69.5       16.3%
  Performance Chemicals.........................       45.7         38.9      17.5%        73.0       66.5        9.8%
  Corporate costs...............................      (32.2)       (27.1)    (18.8%)      (57.5)     (48.2)     (19.3%)
---------------------------------------------------------------------------------------------------------------------------
PRE-TAX INCOME FROM CORE OPERATIONS(a)..........       56.6         49.3      14.8%        96.3       87.8        9.7%
---------------------------------------------------------------------------------------------------------------------------

PRE-TAX INCOME (LOSS) FROM NONCORE ACTIVITIES(a)       13.1         (9.5)      NM           5.0      (13.8)       NM
---------------------------------------------------------------------------------------------------------------------------
Interest expense................................      (13.3)        (3.9)      NM         (27.9)      (7.8)       NM
Interest income.................................        0.9          1.4     (35.7%)        1.6        2.3      (30.4%)
---------------------------------------------------------------------------------------------------------------------------
INCOME (LOSS) BEFORE CHAPTER 11 EXPENSES
     AND INCOME TAXES                                  57.3         37.3      53.6%        75.0       68.5        9.5%
Chapter 11 expenses, net........................       (4.6)        (3.0)    (53.3%)      (10.6)      (7.5)     (41.3%)
Benefit from (provision for) income taxes.......      (20.0)       (13.0)    (53.8%)      (28.6)     (23.9)     (19.7%)
---------------------------------------------------------------------------------------------------------------------------
     NET INCOME (LOSS)                                $32.7        $21.3      53.5%       $35.8      $37.1       (3.5%)
===========================================================================================================================

===========================================================================================================================
KEY FINANCIAL MEASURES:
   Pre-tax income from core operations as a
       percentage of sales......................        8.4%         8.6%     (0.2) pts.    7.5%       8.0%      (0.5) pts.
   Pre-tax income from core operations before
       depreciation and amortization (a)........      $85.2        $75.6      12.7%      $153.7     $141.3        8.8%
       As a percentage of sales.................       12.6%        13.2%     (0.6) pts.   12.0%      13.0%      (1.0) pts.
===========================================================================================================================
NET SALES BY REGION:
   North America ...............................     $280.9       $250.7      12.0%      $541.1     $475.8       13.7%
   Europe.......................................      244.7        205.9      18.8%       465.9      399.3       16.7%
   Asia Pacific.................................      117.6         86.7      35.6%       205.7      159.5       29.0%
   Latin America................................       33.3         29.1      14.4%        67.0       56.3       19.0%
---------------------------------------------------------------------------------------------------------------------------
TOTAL                                                $676.5       $572.4      18.2%    $1,279.7   $1,090.9       17.3%
===========================================================================================================================


Note (a): Neither pre-tax income from core operations nor pre-tax income from core operations before depreciation and amortization purport to represent income or cash flow as defined under generally accepted accounting principles, and should not be considered an alternative to such measures as an indicator of the
Company's performance. These measures are provided to distinguish operating results of Grace's current business base from results and related assets and liabilities of past businesses, discontinued products and corporate legacies.
Core operations comprise the financial results of Davison Chemicals, Performance
Chemicals, and the costs of corporate activities that directly or indirectly support business operations. In contrast, noncore activities comprise all other events and transactions not directly related to the generation of operating revenue or the support of core operations and generally related to Grace's former operations and products.

NM - Not Meaningful

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

=====================================================================================================================
W. R. GRACE & CO. AND SUBSIDIARIES                                                           SIX MONTHS ENDED
CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)                                                  JUNE 30,
=====================================================================================================================
Amounts in millions                                                                       2005             2004
                                                                                    ---------------------------------

OPERATING ACTIVITIES
Income before Chapter 11 expenses, income taxes and
      minority interest............................................................    $    86.0      $       71.6
Reconciliation to net cash provided by operating activities:
     Depreciation and amortization ................................................         57.4              53.5
     Interest accrued on pre-petition liabilities subject to compromise............         25.4               5.4
     Net (gain) loss on sale of investments and disposals of assets................         (0.5)              0.3
     Provision for bad debt expense................................................          0.9               1.1
     Income from life insurance policies, net......................................         (1.9)             (2.2)
     Payments to fund defined benefit pension plans................................        (13.2)             (5.2)
     Payments under postretirement benefit programs ...............................         (5.1)             (5.5)
     Expenditures for environmental remediation ...................................         (3.0)             (2.9)
     Expenditures for retained obligations of discontinued operations..............         (4.2)             (0.7)
     Changes in assets and liabilities, excluding effect of businesses acquired/divested and foreign currency translation:
         Working capital items.....................................................        (75.0)            (55.8)
         Other accruals and non-cash items.........................................         (5.7)             46.1
                                                                                      -------------------------------
     NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES BEFORE INCOME TAXES AND
     CHAPTER 11 EXPENSES...........................................................         61.1             105.7
Cash paid to settle contingencies through Chapter 11 proceedings..................        (119.7)             --
Chapter 11 expenses paid, net .....................................................         (9.0)             (6.1)
Income taxes paid, net of refunds..................................................        (11.2)            (13.8)
                                                                                      -------------------------------
     NET CASH PROVIDED BY (USED FOR) OPERATING ACTIVITIES .........................        (78.8)             85.8
                                                                                      -------------------------------

INVESTING ACTIVITIES
Capital expenditures for property and equipment ...................................        (31.3)            (22.5)
Business acquired, net of cash acquired............................................         (2.2)             --
Proceeds from termination of life insurance policies...............................         14.8              --
Net investment in life insurance policies .........................................          0.1             (11.4)
Proceeds from life insurance policies..............................................          2.3              10.5
Proceeds from sales of investments and disposals of assets.........................          0.3               1.3
                                                                                    ---------------------------------
     NET CASH PROVIDED BY (USED FOR) INVESTING ACTIVITIES .........................        (16.0)            (22.1)
                                                                                    ---------------------------------

FINANCING ACTIVITIES
Net payments of loans secured by cash value of life insurance policies.............         (0.6)             (2.7)
Borrowings under credit facilities, net of repayments .............................         (1.2)              6.3
Borrowings under debtor-in-possession facility, net of fees........................         (1.1)             (1.0)
Exercise of stock options..........................................................          3.0               0.2
                                                                                    ---------------------------------
     NET CASH PROVIDED BY (USED FOR) FINANCING ACTIVITIES .........................          0.1               2.8
                                                                                    ---------------------------------

Effect of currency exchange rate changes on cash and cash equivalents .............        (11.7)             (4.0)
                                                                                    ---------------------------------
     INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS .............................       (106.4)             62.5
Cash and cash equivalents, beginning of period ....................................        510.4             309.2
                                                                                    ---------------------------------
Cash and cash equivalents, end of period ..........................................    $   404.0      $      371.7
=====================================================================================================================


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

=============================================================================================================================
W. R. GRACE & CO. AND SUBSIDIARIES                                                      JUNE 30,                DECEMBER 31,
CONSOLIDATED BALANCE SHEET (UNAUDITED)                                                    2005                     2004
=============================================================================================================================

Amounts in millions
ASSETS
CURRENT ASSETS
Cash and cash equivalents .........................................................          $  404.0            $ 510.4
Trade accounts receivable, net ....................................................             435.4              390.9
Inventories .......................................................................             266.4              248.3
Deferred income taxes .............................................................              21.7               16.3
Other current assets...............................................................              54.8               62.6
                                                                                     ----------------------------------------
     TOTAL CURRENT ASSETS .........................................................           1,182.3            1,228.5

Properties and equipment, net......................................................             599.7              645.3
Goodwill ..........................................................................             104.0              111.7
Cash value of life insurance policies, net of policy loans.........................              81.3               96.0
Deferred income taxes .............................................................             675.0              667.4
Asbestos-related insurance expected to be realized after one year..................             500.0              500.0
Other assets ......................................................................             281.0              290.0
                                                                                     ----------------------------------------
     TOTAL ASSETS .................................................................          $3,423.3           $3,538.9
                                                                                     ========================================

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
LIABILITIES NOT SUBJECT TO COMPROMISE
CURRENT LIABILITIES
Debt payable within one year ......................................................          $   11.0            $  12.4
Accounts payable ..................................................................             160.2              146.0
Income taxes payable ..............................................................              13.7                7.7
Other current liabilities .........................................................             186.5              221.5
                                                                                     ----------------------------------------
     TOTAL CURRENT LIABILITIES ....................................................             371.4              387.6

Debt payable after one year........................................................               0.5                1.1
Deferred income taxes .............................................................              58.3               64.1
Unfunded defined benefit pension liability.........................................             438.6              424.9
Other liabilities .................................................................              49.4               75.3
                                                                                     ----------------------------------------
     TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE ..................................             918.2              953.0

LIABILITIES SUBJECT TO COMPROMISE
Pre-petition debt plus accrued interest............................................             664.8              645.8
Accounts payable...................................................................              31.3               31.3
Income tax contingencies...........................................................             143.2              210.4
Asbestos-related liability.........................................................           1,700.0            1,700.0
Environmental remediation..........................................................             320.6              345.0
Post-retirement benefits...........................................................             185.3              196.3
Other liabilities and accrued interest.............................................              65.2               78.9
                                                                                     ----------------------------------------
     TOTAL LIABILITIES SUBJECT TO COMPROMISE.......................................           3,110.4            3,207.7
                                                                                     ----------------------------------------
     TOTAL LIABILITIES.............................................................           4,028.6            4,160.7
                                                                                     ----------------------------------------

SHAREHOLDERS' EQUITY (DEFICIT)
Common stock.......................................................................               0.8                0.8
Paid-in capital ...................................................................             423.4              426.5
Accumulated deficit................................................................            (537.4)            (573.2)
Treasury stock, at cost............................................................            (119.7)            (125.9)
Accumulated other comprehensive loss ..............................................            (372.4)            (350.0)
                                                                                     ----------------------------------------
     TOTAL SHAREHOLDERS' EQUITY (DEFICIT)..........................................            (605.3)            (621.8)
                                                                                     ----------------------------------------
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT) .........................          $3,423.3           $3,538.9
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